UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 14, 2004


                               THE AES CORPORATION
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             (Exact name of registrant as specified in its charter)

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
           Delaware                                  1-12291                            54-1163725
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(State or other jurisdiction of             (Commission File Number)        (I.R.S. Employer Identification
        incorporation)                                                                    Number)
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        4300 Wilson Boulevard, Suite 1100, Arlington, Virginia    22203
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          (Address of principal executive offices)               (zip code)


       Registrant's telephone number, including area code: (703) 522-1315


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry Into a Material Definitive Agreement.

         On December 9, 2004 the Board of Directors (the "Board") of The AES Corporation (the "Company"), by unanimous written consent, adopted The AES Corporation Restoration Supplemental Retirement Plan (the "Restoration Plan"). The Restoration Plan will become effective on January 1, 2005. The Board also approved the amendment of The AES Corporation Profit Sharing and Stock Ownership Plan (the "Profit Sharing Plan") to the extent necessary to coordinate benefits provided under the Restoration Plan and the Profit Sharing Plan. Also on December 8, 2004, in connection with the adoption of the Restoration Plan, the Board approved the "freezing" of future benefit accruals under The AES Corporation Supplemental Retirement Plan (the "Supplemental Plan") due to recent changes in the tax law pursuant to the enactment of The American Jobs Creation Act of 2004 (the "Jobs Act").

         The Restoration Plan provides benefits to a select group of management and highly compensated employees of the Company and its subsidiaries. The Restoration Plan was designed to comply with the requirements of the Jobs Act. Certain aspects of the Restoration Plan will not be finalized until after the U.S. Treasury regulations pursuant to the Jobs Act provide further guidance. However, the material terms of the Restoration Plan are expected to include the provisions described below. The Restoration Plan provides for a supplemental profit-sharing award to its participants for each plan year in which the Company's contribution to the Profit Sharing Plan on behalf of a participant is limited by the requirements of the Internal Revenue Code (the "Code"). Amounts deferred under the Restoration Plan will initially be deemed invested in Company common stock. Thereafter, a participant may elect to have different investment benchmarks apply to such amounts deferred under the Restoration Plan. Eligible Participants may also elect to voluntarily defer a portion of their earned compensation under the Restoration Plan. The Restoration Plan also provides for an annual Company contribution equal to the difference between the Company matching contribution awarded to a participant under the Profit Sharing Plan and the Company matching contribution that would have been awarded under the Profit Sharing Plan if no Code limitations applied; provided that certain requirements are met. Participants are always 100% vested in their account balances. The Restoration Plan allows for distributions of deferred amounts upon a date or dates specified by the participant, in the event of the participant's unforeseeable emergency, death or termination of employment (subject to regulations to be issued under the Jobs Act) or in the event of change in control of the Company.

Item 1.02 Termination of a Material Definitive Agreement

         On December 9, 2004, our Board adopted a resolution to "freeze" all future benefit accruals under the Supplemental Plan due to recent changes in the tax law pursuant to the enactment of the Jobs Act. The Board also authorized the officers of the Company to adopt any amendments to the Supplemental Plan, as they deem appropriate, in order to continue it as a "frozen" plan. There were no early termination penalties incurred by the Company in connection with the "freezing" of the Supplemental Plan.

         The Supplemental Plan provided benefits to a select group of management and highly compensated employees of the Company and its subsidiaries. The Supplemental Plan provided for a supplemental profit sharing award for years in which the Company contribution allocated to


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the accounts of the participants under the Profit Sharing Plan would be limited by the requirements of the Code. Participants in the Supplemental Plan who were also participants in the Profit Sharing Plan also had the option of electing to defer a portion of their pre-tax compensation to the Supplemental Plan. The Company was permitted under the Supplemental Plan to make a Company contribution to participants under certain circumstances. A participant's account balance was at all times 100% vested under the Supplemental Plan. Participants in the now "frozen" Supplemental Plan may receive distributions following their termination of employment.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          THE AES CORPORATION
                                          (Registrant)



                                          By:  /s/ Ashley A. Meise
                                             -----------------------------------
                                             Name:   Ashley A. Meise
                                             Title:  Assistant General Counsel


Date:    December 14, 2004